SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: November 2, 2000


                                TRUDY CORPORATION
                                 353 Main Avenue
                           Norwalk, Connecticut 06851


                           Commission File No. 0-16056
                      Incorporated in the State of Delaware
                      Federal Identification No. 06-1007765


                            Telephone: (203) 846-2274

ITEM 5.  OTHER EVENTS.

The Registrant announced on November 1, 2000 that the Board of Directors approved a plan which would provide $1 million of new loans and/or equity for the Company. In a related move, the Board of Directors appointed an independent board member as a committee to review the conversion of the Burnham family debt into equity. See attached Exhibit 1.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRUDY CORPORATION

Date: November 2, 2000                By /s/ WILLIAM W. BURNHAM
                                         --------------------------------
                                         William W, Burnham, Chairman and
                                         Chief Executive Officer

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